Exhibit (g)(3)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

THE BANK OF NEW YORK MELLON

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF October 30, 2009

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of January 1, 2007 (the "Custodian Agreement"):

A. Additional Custodians
Custodian	Purpose
Bank of New York	FICASH
FITERM

B. Special Subcustodians:
Subcustodian	Purpose
Bank of New York	FICASH
Chemical Bank, N.A.	Third Party Repurchase Agreements*
Citibank, N.A.	Global Bond Certificates**

*Chemical Bank, N.A. will act as Special Subcustodian with respect to third party repurchase agreements for the following Portfolios only:
Fund	Portfolio
Fidelity Institutional Cash Portfolios	U.S. Treasury Portfolio II
Fidelity Hereford Street Trust	Spartan Money Market Fund
Fidelity Select Portfolios	Money Market Portfolio
Fidelity Union Street Trust II	Fidelity Daily Income Trust
Spartan World Money Market Fund
Fidelity Phillips Street Trust	Fidelity Cash Reserves

** Citibank, N.A. will act as Special Subcustodian with respect to Global Bond Certificates for Fidelity Advisor Series VIII: Fidelity Advisor Strategic Income Fund only.

C. Foreign Subcustodians: Legacy Bony

Country	Subcustodian	Central Depository	2nd Central Depository	3rd Central Depository
Argentina	Citibank, Buenos Aires	Caja de Valores Sociedad Anonima (CVSA)	Central de Registracion y Liquidacion (CRYL)
Australia	National Australia Bank Ltd (2007)	Austraclear	ASX Settlement & Transfer Corporation (ASTC)
Austria	UniCredit Bank Austria AG	Oesterreichische Kontrollbank (OeKB)
Bahrain	HSBC Bank Middle East Limited	Bahrain Stock Exchange
Bangladesh	Standard Chartered Bank, Dhaka	Central Depository Bangladesh Limited
Belgium	ING Belgium	Caisse Interprofessionelle de Depots et de Virement de Titres S.A. (CIK)	National Bank of Belgium (NBB)
Benin	Societe Generale de Banques de Banques en Cote d'lvoire	Depository Central/ Banke de Reglement
Bermuda	Bank of Bermuda Limited	Bermuda Securities Depository (BSD)
Botswana	Barclays Bank of Botswana Limited, Gaborone	Bank of Botswana
Brazil	Citibank N.A., Sao Paulo	Companhia Brasileira de Liquidacao e Custodia (CBLC)	Central of Custody and Financial Settlement of Securities (CETIP)	Sistema Especial de Liquidacao e de Custodia (SELIC)
Bulgaria	ING Bank N.V.	Bulgarian National Bank (BNB)	Bulgaria Central Security Depository (CDAD)
Burkina Faso	Societe Generale de Banques en Cote d'lvoire	Depository Central/ Banke de Reglement
Canada	CIBC Mellon Trust Company	The Canadian Depository for Securities Ltd. (CDS)
Caymen Islands	The Bank of New York Mellon
Channel Islands	The Bank of New York Mellon
Chile	Banco de Chile	Deposito Central de Valores (DCV)
China A	HSBC Bank (China) Company Limited	The China Securities Depository and Clearing Corporation LTD, Shanghai (CSDCC Shanghai)	The China Securities Depository and Clearing Corporation LTD, Shenzhen (CSDCC Shenzhen)
China B	HSBC Bank (China) Company Limited	The China Securities Depository and Clearing Corporation LTD, Shanghai (CSDCC Shanghai)	The China Securities Depository and Clearing Corporation LTD, Shenzhen (CSDCC Shenzhen)
Colombia	Cititrust Colombia S.A.,	Deposito Centralizado de Valores de Colombia (DECEVAL)	Deposito Central de Valores (DCV)
Croatia	Privredna banka Zagreb	The Central Depository Agency (SDA)
Costa Rica	Banco BCT	Central de Valores
Cyprus	EFG Eurobank Ergasias S.A.	Central Depository and Central Registry (CDCR)
Czech Republic	ING Bank N.V Prague	Stredisko Cennych Papiru (SCP)	Czech National Bank (CNB)
Denmark	Danske Bank	The Danish Securities Centre (Vaerdipapircentralen, VP)
Ecuador	Banco de la Produccion S.A	Misr for Clearing, Settlement and Depository
Egypt	HSBC	Misr Company for Clearing, Settlement and Central Depository (MCSD)
Estonia	SEB Pank AS	The Estonian Central Depository for Securities (ECDS)
Euroclear	Euroclear Bank S.A	Euroclear Bank S.A., Belgium
Finland	Skandinaviska Enskilda Banken	Finnish-Swedish Central Securities Depository (NCSD)
France	BNP Paribas Securities Services, Paris/ CASEIS Bank	Euroclear France SA
Germany	BHF Bank Akfiengesellschaft	Clearstream Banking AG, Frankfurt (CFB)
Ghana	Barclays Bank of Ghana Limited, Accra	---
Greece	EFG Eurobank Ergasias S.A.	Central Securities Depository S.A. (CSD)	Bank of Greece (BoG)
Guinea Bissau	Societe Generale de Banques	Depository Central/ Banke de Reglement
Hong Kong	HSBC, Hong Kong	The Hong Kong Securities Clearing Company Limited (HKSCC)	Central Money Market Unit (CMU)
Hungary	ING Bank Hungary	Central Depository and Clearing House Limited (KELER)
Iceland	Landsbanki Islands	Icelandic Securities Depository Ltd.
India	Deutsche Bank AG Mumbai/ HSBC	National Securities Depository Limited (NSDL)	Central Depository Services Limited (CSDL)	Reserve Bank of India (RBI)
Indonesia	HSBC, Jakarta	PT Kustodian Sentral Efek Indonesia (PTKSEI)	Bank Indonesia (BI)
Ireland	The Bank of New York Mellon, London Branch	CRESTCo	Euroclear Operations Center (EOC)
Israel	Bank Hapoalim B.M	Tel Aviv Stock Exchange Clearing House, Ltd. (TASECH)
Italy	Intesa Sanpaolo S.p.A	Monte Titoli S.p.A.
Ivory Coast	Societe Generale de Banques	Depository Central/ Banke de Reglement
Japan	BTMU/ Mizuho Corporate Bank	Japan Securities Depository Center (JASDEC)	Bank of Japan (BoJ)
Jordan	HSBC, Amman	Jordan Securities Depository Center
Kazakhstan	HSBC, Kazakhstan	Central Depository of Securities (CDS)
Kenya	Barclays Bank of Kenya Limited, Nairobi	The Central Bank of Kenya
Kuwait	HSBC Middle East Ltd	Kuwait Clearing Company
Latvia	AS SEB banka	The Latvian Central Depository (LCD)
Lebanon	HSBC, Beirut	Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear)	Banque du Liban, BDL (Central Bank of Lebanon)
Lithuania	SEB Bankas	The Central Securities Depository of Lithuania (CSDL)
Luxembourg	Banque et Caisse d'Epargne de l'Etat	Clearsteam Banking S.A., Luxembourg
Malaysia	HSBC Malaysia	Bursa Malaysian Central Depository Sdn. Berhad (MCD)	Bank Negara Malaysia (Central Bank of Malaysia)
Mali	Societe Generale de Banques	Depository Central/ Banke de Reglement
Malta	HSBC Bank Malta	Central Bank of Malta/ Central Securities Depository
Mauritius	HSBC, Port Louis	The Central Depository and Settlement Company Limited (CDS)	The Bank of Mauritius (BoM)
Mexico	Banco Nacional De Mexico	SD Indeval S.A. de C.V.
Morocco	Citibank Maghreb	Maroclear
Namibia	Standard Bank Namibia LTD
The Netherlands	BNY Mellon Asset Servicing B.V	Euroclear Nederland
New Zealand	National Australia Bank Ltd	New Zealand Central Securities Depository Ltd. (NZCSD)
Niger	Societe Generale de Banques en Cote d'lvoire	Depository Central/ Banke de Reglement
Nigeria	Stanbic IBTC Bank PIc	Central Securities Clearing System
Norway	DnB Nor Bank ASA	Norwegian Central Securities Depository, Verdipapirsentralen (VPS)
Oman	HSBC	The Muscat Depository and Securities Registration Company (MDSRC)
Pakistan	Deutsche Bank AG, Karachi	Central Depository Company of Pakistan Limited (CDC)	State Bank of Pakistan (SBP)
Palestinian Autonomous Area	HSBC	Clearing, Depository and Settlements Department - Palestine Securities Exchange
Panama	HSBC	Central Latinoamerica de Valores
Peru	Citibank del Peru, Lima	Caja de Valores y Liquidaciones (CAVALI)
The Philippines	HSBC, Manila	Philippines Central Depository (PCD)	Registry of Scripless Securities (RoSS)
Poland	ING Bank Slaski	National Depository of Securities (NDS)	Central Register for Treasury Bills (CRBS)
Portugal	Banco Comercial Portugues S.A., Lisbon	Sociedade Gestora de Liquidação e de Sistemas Centralizados de Valores Mobiliários (INTERBOLSA)
Qatar	HSBC Middle East Ltd	Central Registry
Romania	ING Bank Bucharest	The National Company for Clearing, Settlement and Depository for Securities (SNCDD)	National Bank of Romania (NBR)	Central Depository S.A.
Russia	ING Bank	Depository Clearing Company (DCC)	National Depository Center (NDC)	The Bank for Foreign Trade (VTB)
Saudi Arabia	SABB Securities Limited	Tadawul Securities Depository Centre/	Saudi Arabia Monetary Authority
Senegal	Societe Generale de Banques en Cote d'lvoire	Depository Central/ Banke de Reglement
Serbia	UniCredit Bank Austria AG	Central Securities Depository (CSD)
Singapore	United Overseas Bank Limited/ Development Bank of Singapore	Central Depository (Pte) Ltd. (CDP)	Monetary Authority of Singapore (MAS)
Slovakia	ING Bank N.V.	Slovak Center for Securities (SCP)	National Bank of Slovakia (NBS)
Slovenia	Unicredit Banka Slovenia	The Central Securities Clearing Corporation (KDD)
South Africa	Standard Bank of South Africa	The Central Depository Limited (CD)	Share Transactions Totally Electronic (STRATE)
South Korea	HSBC	Korea Securities Depository (KSD)
Spain	Banco Bilboa Vizcaya Argentaria/ Santander	Servicio de Compensacion Y Liquidacion de Valores (SCLV)	Central Bank (Banco de Espana)
Sri Lanka	HSBC	Central Depository Systems Private Limited (CDS)
Swaziland	Standard Bank Swaziland Limited
Sweden	Skandinaviska Enskilda Banken, Stockholm	Finnish-Swedish Central Securities Depository (NCSD)
Switzerland	Credit Suisse, Zurich	Swiss Securities Services Corporation - SegaIntersettle AG (SIS)
Taiwan	Standard Chartered Bank (Taiwan) Ltd.	Taiwan Depository & Clearing Corporation (TDCC)
Thailand	HSBC/Bangkok Bank Public Company Ltd	The Thailand Securities Depository Company Limited (TSD)
Togo	Societe Generale de Banques en Cote d'lvoire	Depository Central/ Banke de Reglement
Trinidad and Tobago	Republic Bank Limited
Tunisia	Banque Internationale Arabe de Tunisie, Tunis	Societe Interprofessionelle pour la Compensation et le Depots des Valeurs Mobilieres (STICODEVAM)
Turkey	Deutsche Bank A.S	Central Registry Agency (CRA)	Central Bank of Turkey (CBT)
Uganda	Barclays Bank of Uganda, Kampala	----
Ukraine	ING Bank Ukraine	The National Bank of the Ukraine Depository (NBU)	The Interregional Securities Union (IRSU)
United Arab Emirates	HSBC, Dubai	Dubai Financial Market - CDS department	Abu Dhabi Securities Market - CSD department	DIFX Central Securities Depository
United Kingdom	Deutsche Bank AG	CRESTCo
United States	The Bank of New York Mellon	Depository Trust & Clearing Corporation (DTCC)	National Securities Clearing Corporation (NSCC)
Uruguay	Banco Itaú Uruguay S.A.	Banco Central del Uruguay (BCU)	ABN AMRO - Agency Bolsa de Valores
Venezuela	Citibank, N.A., Caracas	Caja Venezolana de Valores (CVV)	The Central Bank of Venezuela (BCV)
Vietnam	HSBC	Vietnam Securities Depository (VSD)
Zambia	Barclays Bank of Zambia Limited, Lusaka	The Lusaka Stock Exchange Central Shares Depository Limited (LuSE CSD)
Zimbabwe	Barclays Bank of Zimbabwe Limited, Harare	The Bank of Zambia

Each of the Investment Companies Listed on Appendix "A"

Attached Hereto, on Behalf of Each of Their Respective

Portfolios

By:/s/Paul Murphy

Name: Paul Murphy

Title: Asst. Treasurer

The Bank of New York Mellon

By:/s/Claire Driscoll

Name: Claire Driscoll

Title: Vice President